UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 10, 2008


                             DENARII RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


          Nevada                      333-135354               98-0491567
(State or Other Jurisdiction       (Commission File         (I.R.S. Employer
     of Incorporation)                  Number)           Identification Number)


                               502 E. John Street
                            Carson City, Nevada 89706
                    (Address of principal executive offices)


                                 (352) 361-1659
                        (Telephone, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ISSUANCE OF TREASURY COMMON SHARES

On October 10, 2008, the Company issued One Hundred Thousand (100,000) restricted common stock (the "Shares") to Stuart Carnie, Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer) of the Company at a price of $0.001 par value per share for services rendered.

ITEM 5.02 ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

APPOINTMENT OF CHIEF EXECUTIVE OFFICER AND DIRECTOR, MR. STUART CARNIE

On October 10, 2008, the Company accepted the resignation of its sole officer and director Mr. Chris Lori and appointed Mr. Stuart Carnie as a Director and sole Officer of the Company, effective as of equal date.

Mr. Carnie was the President and CEO of Viva International Inc., an airline development company, from August 2002 to February 2003. From February 2003 to the present date, Mr. Carnie has been engaged as a private consultant for startup companies including companies in the airline industry.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DENARII RESOURCES INC.


Date: October 15, 2008             By: /s/ Stuart A. Carnie
                                       -----------------------------------------
                                       STUART A. CARNIE
                                       Chief Executive Officer, Chief Financial
                                       Officer, President, Secretary, Treasurer
                                       and Director (Principal Executive Officer
                                       and Principal Accounting Officer)

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